Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

bowmo, Inc.

99 Wall Street, Suite 891

New York, New York 10005

(212) 398-0002

Ladies and Gentlemen:

1.         Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from bowmo, Inc., a Wyoming corporation (the “Company”), the number of shares of common stock, $0.001 par value per share (“Common Stock”), that is set forth on the signature page of this Subscription Agreement (this “Agreement”) at a purchase price of $[●] per share of Common Stock (the “Subscription”). The Subscription shall be subject to the terms and conditions of this Agreement and the terms and conditions of that certain Offering Circular (the “Offering Circular”), dated November [●], 2022, a copy of which was filed with the United States Securities and Exchange Commission (the “SEC”).

As described in the Offering Circular, the Company is offering up to 20,833,333,334 shares of Common Stock for maximum aggregate gross proceeds of $75,000,000 (the “Offering”).

Upon the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell the number of shares of Common Stock for the aggregate purchase price set forth on the signature page of this Agreement (the “Subscription Price”).

2.         Payment.  Concurrent with the execution and delivery of this Agreement, the Purchaser must deliver the Subscription Price by check, wire transfer or ACH transfer as instructed on the Company’s website for the Offering which is located at https://bowmo.com/regulation_a. The Company shall hold the Subscription Price for the Purchaser’s benefit in a segregated non-interest-bearing account that the Company controls until the earliest to occur of: (i) the acceptance of the Subscription, (ii) the rejection of the Subscription or (iii) the termination of the Offering by the Company in its sole discretion. Upon accepting the Purchaser’s Subscription, the Subscription Price shall be made available to the Company for immediate use as described in the Offering Circular under the caption “Use of Proceeds.” Once the Purchaser submits a signed copy of this Agreement and delivers the Subscription Price, the Purchaser may not revoke the Subscription or request the return of Subscription Price. Once delivered to us, this Agreement and Subscription Price are irrevocable.

3.         Termination of the Offering and Rejection or Reduction of the Subscription.

(a)       The Offering will terminate at the earliest of (i) the date upon which the maximum number of shares of Common Stock has been sold, (ii) the date which is twelve (12) months after the date of qualification of the Offering Statement on Form 1-A, or (iii) the date on which the Offering is earlier terminated by the Company in its sole discretion. Notwithstanding the foregoing, the Offering may be extended in the Company’s sole discretion.

(b)       The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject the Subscription, in whole or in part, and for any reason or no reason whatsoever.  If the Company rejects the Subscription, either in whole or in part (which decision is in its sole discretion), the Company shall return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If the Subscription is rejected in whole, this Agreement shall thereafter be of no further force or effect.  If the Subscription is rejected in part, this Agreement will continue in full force and effect to the extent the Subscription was accepted.

4.         Acceptance of Subscription.

(a)       At the Closing, if the Company accepts the Subscription in whole or in part, the Company shall execute and deliver to the Purchaser a counterpart executed copy of this Agreement, and the Subscription Price (or applicable portion thereof if the Subscription is only accepted in part) shall be immediately available to the Company for use as described in the Offering Circular under the caption “Use of Proceeds.”  The Company shall have no obligation hereunder until (i) the Company shall have executed and delivered to the Purchaser an executed copy of this Agreement and (ii) until the Purchaser shall have executed and delivered to the Company an executed copy of this Agreement and an executed Form W-9 and shall have delivered the Subscription Price to the Company.

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(b)       The Purchaser understands and agrees that the Subscription is made subject to the condition that the shares of Common Stock to be issued and delivered on account of the Subscription will be issued only in the name of and delivered only to the Purchaser.

5.         Representations, Covenants and Warranties, Acknowledgments, and Agreements.  The Purchaser hereby acknowledges, represents, warrants and agrees, as applicable, to and with the Company as follows:

(a)       The Purchaser is aware that an investment in the shares of Common Stock involves a significant degree of risk and that the Purchaser has received and carefully read the Offering Circular, which contains, in particular, the section captioned “Risk Factors”.  The Purchaser acknowledges that no representations, warranties or guarantees have been made to the Purchaser or to the Purchaser’s advisors or representatives with respect to the business or prospects of the Company or its financial condition or results of operations.

(b)       The offering and sale of the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the shares of Common Stock is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement, including, without limitation, the Purchaser qualification and attestation (“Purchaser Qualification and Attestation”) immediately following the signature page of this Agreement.  The Purchaser is purchasing the shares of Common Stock for the Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

(c)       The Purchaser, as set forth in the Purchaser Qualification and Attestation, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A of the Securities Act (a “Qualified Purchaser”).  The Purchaser agrees to promptly provide the Company and its employees and agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

(d)       The Purchaser acknowledges that the Purchaser’s responses to the qualification questions posed and reflected in the Purchaser Qualification and Attestation are complete and accurate as of the date hereof.

(e)       The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the Offering of the shares of Common Stock.

(f)        In evaluating the suitability of an investment in the shares of Common Stock, the Purchaser has not relied upon any representation, warranty, covenant, agreement or information (whether oral or written) other than as set forth in the Offering Circular and this Agreement.

(g)       Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the Offering, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to Section 6 of this Agreement.

(h)       The Purchaser, together with the Purchaser’s advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable the Purchaser to utilize the Offering Circular and this Agreement to evaluate the merits and risks of an investment in the shares of Common Stock and the Company and to make an informed investment decision with respect thereto.

(i)        The Purchaser is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, financial, business and related considerations of an investment in the shares of Common Stock, other than with respect to the opinion of legality of legal counsel provided as Exhibit 12.1 to the Offering Statement, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser’s own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with the Purchaser’s purchase of the shares of Common Stock.

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(j)        No consent, approval, authorization or order of any third party, including any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s affiliates, is required for the execution and delivery of this Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the purchase of the shares of Common Stock by the Purchaser.

(k)       The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the shares of Common Stock for an indefinite period of time.

(l)        The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not incorporated, organized or formed, as applicable, for the specific purpose of acquiring the shares of Common Stock, such entity is duly incorporated, formed or organized, as applicable, validly existing and in good standing under the laws of the state of its incorporation, formation or organization, as applicable, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its governing documents, such entity has full power and authority to execute and deliver this Agreement, and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the shares of Common Stock, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity by a duly authorized representations and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that the Purchaser has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company and the shares of Common Stock, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which the Purchaser is bound.

(m)      If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has his or her primary residence, in the jurisdiction (state and/or country) set forth in the Purchaser Qualification and Attestation.  The Purchaser first learned of the offer and sale of the shares of Common Stock in the state listed in the Investor Qualification and Attestation, and the Purchaser intends that the securities laws of that state shall govern the purchase of the Purchaser’s shares of Common Stock.

(n)       The Purchaser is (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company incorporated, formed or organized, as applicable, under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation formed, organized or incorporated, as applicable, under the laws of a foreign jurisdiction that was formed, organized or incorporated, as applicable, by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is formed, organized or incorporated, as applicable, and owned, by accredited investors who are not natural persons, estates or trusts.  The Purchaser is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary formed, organized, incorporated, as applicable, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

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(o)       Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering.  The Purchaser further represents and warrants that such Purchaser will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the shares of Common Stock.

(p)       The Purchaser is not, nor is such Purchaser acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”).  For the avoidance of doubt, the term “Benefit Plan Investor” includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

(q)       The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which the Purchaser or the Purchaser’s advisors, if any, consider material to the Purchaser’s decision to make the Subscription.

(r)       Within five (5) days after receipt of a written request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(s)       THE SHARES OF COMMON STOCK OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.   THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(t)       The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that violate federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from the Purchaser if the Purchaser cannot make the representation set forth in the preceding sentence.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(u)       To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure.   A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(v)       If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(w)      Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the Subscription as if made on and as of the date of such Closing.

6.         Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, stockholders, control persons and affiliates (each of which shall be deemed third-party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, penalties, taxes, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false or incorrect acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Agreement.  Notwithstanding the foregoing, no representation, warranty, covenant, agreement or acknowledgment made herein by the Purchaser shall be deemed to constitute an impermissible waiver of any rights granted to it under the Securities Act or any applicable state securities laws.

7.         Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the Subscription is irrevocable by the Purchaser, except as required by applicable law, and that this Agreement shall survive the death or disability, as applicable, of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

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8.        Modification.  This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.        Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the shares of Common Stock shall be made only in accordance with all applicable laws.  Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

10.       Applicable Law and Jurisdiction.  This Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Agreement and the Offering Circular shall be construed in accordance with and governed by the internal laws of the State of Wyoming without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the federal courts of the State of Wyoming in any action arising out of this Agreement and the Offering Circular and (ii) consents to the service of process by mail.

11.       Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

12.       Miscellaneous.

(a)       This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)       The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Agreement shall survive the execution and delivery hereof and delivery of the Subscription Price and the shares of Common Stock, regardless of any investigation made by or on behalf of any party.

(c)       Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including signatures sent by email transmission of a PDF scanned document or other electronic signature programs such as DocuSign), but all of which shall together constitute one and the same instrument.

(e)       Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement

(f)        Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Signature Page Follows

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The Purchaser hereby submits the Subscription and hereby executes and delivers this Subscription Agreement to the Company.

If the Purchaser(s) is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Ownership Form (Joint Tenants, Tenants in Common, or Community Property)

Signature(s) of Each Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY:

Name of Entity

Type of Entity

By	Name: Title:

Date

Subscription

Total Number of Shares of Common Stock

Total Amount	$

Signature Page to Subscription Agreement

Name of the Purchaser:

By: bowmo, Inc.

Name of Authorized Officer

Signature of Authorized Officer

Date

Signature Page to Subscription Agreement

PURCHASER QUALIFICATION AND ATTESTATION

PURCHASER INFORMATION

First Name (If Applicable)

Last Name (If Applicable)

Entity Name (If Applicable)

Date of Birth (If Applicable)

Address

Phone Number

E-mail Address
Check the applicable box:

•      Purchaser is an “accredited investor” and has checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct; or

• The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this Offering, does not exceed 10% of the greater of Purchaser’s net worth* or annual income.

 * In calculating Purchaser’s net worth: (i) Purchaser’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by Purchaser’s primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by Purchaser’s primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

Purchaser Qualification and Attestation

The Purchaser understands that an investment in the shares of Common Stock is very risky, and that the Purchaser may lose all of such Purchaser’s invested capital.

The Purchaser acknowledges that the Company will be relying upon the information provided by the Purchaser in this Purchaser Qualification and Attestation and the Agreement. If such representations shall cease to be true and accurate in any respect, and that the Purchaser shall give immediate notice of such fact to the Company.

If the Purchaser(s) is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Ownership Form (Joint Tenants, Tenants in Common, or Community Property)

Signature(s) of Each Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY:

Name of Entity

Type of Entity

By	Name: Title:

Date

Purchaser Qualification and Attestation

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The Purchaser is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”).  The Purchaser has checked the box below indicating the basis on which the Purchaser is representing the Purchaser’s status as an “accredited investor”:

[ ]	(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

[ ]	(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

[ ]	(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

[ ]	(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

[ ]	(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (5)(ii) of this section, for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

Certificate of Accredited Investor Status

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

[ ]	(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ]	(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

[ ]	(8) Any natural person holding in good standing one or more professional certifications or designations or other credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status under §230.501(a)(10);

[ ]	(9) Any natural person who is “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the private-fund issuer of the securities being offered or sold;

[ ]	(10) A SEC- or state-registered investment advisers or a rural business investment companies to the list of entities as specified in §230.501(a)(1);

[ ]	(11) A limited liability company as specified in §230.501(a)(3);

[ ]	(12) A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act: (i) With assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

[ ]	(13) A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in Rule 501(a)(12); and

[ ]	(14) Any entity in which all of the equity owners are accredited investors.

Certificate of Accredited Investor Status